United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                                     February 13, 2004
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

511 Fifth Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Item 5.      Other Events and Required FD Disclosure.

                  On February 13, 2004, Overseas Shipholding Group, Inc. (the "Company") entered into an Underwriting Agreement with UBS Securities LLC relating to the sale by the Company of $150 million aggregate principal amount of 7.50% Senior Notes due 2024 (the "Senior Notes"), pursuant to a Registration Statement on Form S-3 (File No. 333-111890). A copy of the Underwriting Agreement and the form of First Supplemental Indenture, containing the terms of the Senior Notes, are attached as exhibits.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

1.1	Underwriting Agreement between the Company and UBS Securities LLC, dated as of February 13, 2004.

4.1	Form of First Supplemental Indenture (including form of Senior Notes).

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: February 18, 2004	By: /s/Myles R. Itkin
Name: Myles R. Itkin
Title: Senior Vice President, Chief Financial Officer and Treasurer